Exhibit 10.1

CONFIDENTIAL SEVERANCE AGREEMENT AND RELEASE

This Severance and Release (“Agreement”) is made this 11th day of July, 2012 by and between Penn Virginia Corporation (hereinafter “Penn Virginia” or the “Company”) and Michael E. Stamper (hereinafter “EMPLOYEE”).

WHEREAS, EMPLOYEE and Penn Virginia wish to agree on matters relating to the end of EMPLOYEE’s employment with the Company on the terms set forth herein; and,

NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and fully intending to be legally bound hereby, EMPLOYEE and Penn Virginia agree as follows:

1. EMPLOYEE, for and in consideration of the covenants described herein, and other consideration set forth herein, and intending to be legally bound, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE Penn Virginia, together with its predecessors-in-interest, successors-in-interest, parent, subsidiaries, divisions, and affiliates, and its current or former owners, officers, directors, employees, agents or representatives, from all legally waivable causes of action, suits, debts, claims, cross-claims, counterclaims and demands whatsoever in law or in equity, that he ever had, now has, may have had, or hereafter may have, or which his successors, assigns, heirs, executors, administrators may have, by reason of any matter, cause, or thing whatsoever, occurring at any time in the past up to and including the date of the execution of this Agreement and particularly, but without limitation of the foregoing general terms, any claims and/or counterclaims relating in any way to EMPLOYEE’s employment relationship with Penn Virginia, including, but not limited to, any legally waivable claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq.; the Americans with Disabilities Act (“ADA”), 29 U.S.C. § 706 et seq., the Family Medical Leave Act of 1993 (“FMLA”), 29 U.S.C. § 29601 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 301 et seq., the Pennsylvania Human Relations Act, 43 Pa. Stat. Ann. §§ 951 et seq.; Pennsylvania Equal Pay Law, 43 Pa. Stat. Ann. §§ 336.1 et seq.; the Pennsylvania Wage Payment and Collection Law, 43 Pa. Stat. Ann. §§ 260.1-260.11a., and all other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized arising prior to the effective date of this Agreement, and including any claims for attorneys’ fees and costs, except that this release of Claims excludes (1) claims not waivable as a matter of law and (2) claims for a breach of this Agreement. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

2. In consideration of EMPLOYEE’s execution of this Agreement, his agreement to be legally bound by its terms, and the undertakings of EMPLOYEE as set forth herein, including his agreement to release and permanently waive claims of any kind against Penn Virginia:

a. EMPLOYEE acknowledges and agrees that EMPLOYEE’s separation date (“Separation Date”) from Penn Virginia will be September 1, 2012. EMPLOYEE also agrees that he will continue to use his best efforts to perform his job through his Separation Date. EMPLOYEE understands that his employment through the Separation Date is “at will” and may be terminated by the Company at any time and for any reason, or for no reason.

b. Penn Virginia shall pay the EMPLOYEE $280,000 (TWO HUNDRED EIGHTY THOUSAND DOLLARS), less applicable taxes. Payment shall be made within thirty (30) days after the Separation Date.

3. Nothing in this Agreement prevents or prohibits EMPLOYEE from filing a claim with a government entity, such as the U.S. Equal Employment Opportunity Commission, that is responsible for enforcing a law on behalf of the government. However, EMPLOYEE understands that, because EMPLOYEE is waiving and releasing all claims for monetary damages and any other claims for personal relief, EMPLOYEE may only seek and receive non-personal forms of relief through any such claim.

4. EMPLOYEE shall treat the terms and conditions of this Agreement as confidential to the fullest extent allowed by law, and only to that extent, and will not be disclosed to any person except to the EMPLOYEE’s attorney, accountant or tax preparer, or except as may be required by law or agreed to in writing by the Company.

5. EMPLOYEE acknowledges and agrees that during his employment with the Company, he had access to proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, market research and plans, product plans, pricing and discount plans, customer lists and customers, advertising, processes, formulas, technology, designs, and sales methods and systems, personnel information, compensation plans, either directly or indirectly in writing or orally (“Confidential Information”). Such Confidential Information is a valuable and unique asset of the Company and EMPLOYEE agrees that he will not at any time in the future disclose any such Confidential Information to any person for any reason whatsoever without the prior written authorization of the Company.

6. EMPLOYEE hereby warrants that he will return to the Company all items of property provided by the Company for EMPLOYEE’s use during employment with the Company. EMPLOYEE also warrants that he will return to the Company all documents and materials (in electronic, paper or other form) created or received by EMPLOYEE in the course of employment with the Company, except EMPLOYEE’s personal copies of documents evidencing (i) hire, compensation rate and payments, benefits, and (ii) any other agreements between EMPLOYEE and the Company signed by EMPLOYEE.

7. EMPLOYEE hereby agrees and recognizes that his employment relationship with Penn Virginia has been permanently and irrevocably severed and that the Company does not have any obligation, contractual or otherwise, to hire, rehire, or re-employ him in the future.

8. The parties further recognize and agree that this Agreement is not an admission of liability on the part of any party, which liability and responsibility for damages are specifically denied. The sole purpose of this Agreement is to enable the parties to agree on matters relating to the end of EMPLOYEE’s employment with Penn Virginia.

9. The parties agree that any dispute arising under this Agreement, or related in any way to the term of same, shall be governed by the laws of the State of Pennsylvania, without regard to choice of law principles.

10. This Agreement may be executed in counterparts by facsimile, all of which taken together shall constitute an instrument enforceable and binding upon the parties.

11. This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against EMPLOYEE or Penn Virginia.

12. The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.

13. EMPLOYEE hereby certifies and acknowledges as follows:

a. that he has read the terms of this Severance Agreement and Release, and that he understands its terms and effects, including the fact that he has agreed to RELEASE AND FOREVER DISCHARGE Penn Virginia, in accordance with paragraph 1;

b. that he has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which he acknowledges as adequate and satisfactory to him;

c. that he has been directed by this writing to consult with his attorney prior to signing this Severance Agreement and Release;

d. that he understands that by executing this Severance Agreement and Release, he is not waiving rights or claims that may arise after the date the waiver is executed;

e. that neither Penn Virginia nor any of its agents, representatives, employees, or attorneys have made any representations to him construing the terms or effects of this Agreement other than those expressly set forth in this Severance Agreement and Release;

f. that Penn Virginia has provided him with at least 21 days within which to consider whether to sign this Severance Agreement and Release and that he has signed on the date indicated below after concluding that this Severance Agreement and Release is satisfactory to him;

g. that he has the right to revoke this Severance Agreement and Release for a period of 7 days following his execution of the Agreement by giving written notice to Penn Virginia by fax or hand delivery to the attention of:

Patrick J. Udovich

Vice President of Human Resources

100 Matsonford Road

Radnor, PA 19087

(P) 610-687-8900

(F) 610-687-3688

IN WITNESS WHEREOF, and intending to be legally bound hereby, EMPLOYEE and Penn Virginia hereby execute the foregoing Severance Agreement and Release.

[THE REMAINDER OF THIS PAGE IS BLANK.]

CAUTION: READ CAREFULLY.

DO NOT SIGN THIS AGREEMENT, WHICH CONTAINS A GENERAL RELEASE, UNTIL AND UNLESS IT IS THOROUGHLY UNDERSTOOD.

I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS AGREEMENT.

/s/ Michael R. Wilder	/s/ Michael E. Stamper
WITNESS	MICHAEL E. STAMPER

Date: August 31, 2012

PENN VIRGINIA CORPORATION

/s/ Patrick J. Udovich
By: PATRICK J. UDOVICH
Title: Vice President, Human Resources
Date: August 31, 2012

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